Exhibit 99.2

BreitBurn Energy Partners Announces Pricing of a $200 Million Add-On Offering of

Senior Notes Due 2022

LOS ANGELES, September 24, 2012 — BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) announced today that it has priced its private offering of an additional $200 million aggregate principal amount of its 7.875% senior unsecured notes due 2022 (the “Additional Notes”). The Additional Notes are being offered as additional notes to the Partnership’s existing $250 million aggregate principal amount of 7.875% Senior Notes due 2022 (the “Existing Notes”). The Additional Notes will have identical terms, other than the issue date and initial interest payment date, and will constitute part of the same series as and be fungible with the Existing Notes. The offering price to eligible purchasers is equal to 103.500% of par. The Partnership intends to use the net proceeds from the Additional Notes offering of approximately $202.8 million, after expenses, to repay a portion of its borrowings under its bank credit facility. The offering of the Additional Notes is expected to close on September 27, 2012, subject to the satisfaction of customary closing conditions.

The notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, California, Florida, Texas, Indiana and Kentucky.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “intends,” “to be offered,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

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Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR

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